Exhibit 99.1

Civeo Corporation Successfully Completes Spin Off from Oil States International, Inc.

Civeo Corporation to begin “regular-way” trading
on the New York Stock Exchange today

HOUSTON, June 2, 2014–Civeo Corporation (NYSE: CVEO) today announced that it has successfully completed its previously announced spin-off from Oil States International, Inc. (NYSE: OIS), and emerged as an independent, publicly traded company and one of the largest integrated providers of workforce accommodations, logistics and facility management services to the natural resource industry. Civeo, which was formerly the accommodations business of Oil States, will begin “regular way” trading on the New York Stock Exchange (the “NYSE”) today under the ticker symbol “CVEO”. Bradley J. Dodson, Civeo's President and CEO, will join other Civeo employees today on the floor of the NYSE to ring the opening bell to begin trading at 8:30 a.m. CST.

“After growing our business more than ten-fold as part of Oil States, we are very excited for Civeo to begin its next chapter as an independent, public company,” stated Mr. Dodson. “Civeo’s more than 4,000 employees deliver first–class service every day to more than 20,000 guests in Canada, Australia and the United States, and we are focused on solidifying and extending our position as one of the world’s premier providers of workforce accommodations.”

Civeo has a history of operational excellence spanning more than twenty years in the Canadian oil sands region and more than fifteen years in the Australian natural resources market. With its solid reputation for providing premium accommodations and services in its more than 20,000 lodge and village rooms, Civeo is well-positioned to continue to grow organically and through acquisitions in its existing regions of operations as well as assess opportunities in additional geographic and end markets.

After the market closed on May 30, 2014, shareholders of Oil States received two shares of Civeo common stock for each share of Oil States common stock held by such stockholder as of the close of business on May 21, 2014. The spin-off was structured to qualify as a tax-free distribution to Oil States stockholders for U.S. federal tax purposes.

About Civeo Corporation

Civeo Corporation is a leading provider of workforce accommodations with prominent market positions in the Canadian oil sands and the Australian natural resource regions. Civeo offers comprehensive solutions for housing hundreds or thousands of workers with its long-term and temporary accommodations and provides catering, facility management, water systems and logistics services. Civeo currently owns a total of seventeen lodges and villages in operation in Canada and Australia, with an aggregate of more than 21,000 rooms. Beginning today, Civeo will be publicly traded on the NYSE under the symbol “CVEO”. For more information, please visit Civeo’s website at http://www.civeo.com.

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the accommodations industry, risks associated with the operation of Civeo as an independent, publicly owned company following the spin-off, and other factors discussed in the “Risk Factors” section of the Information Statement attached as Exhibit 99.1 to Civeo’s Registration Statement on Form 10, initially filed with the Securities and Exchange Commission on December 12, 2013, as amended, and declared effective on May 8, 2014.

CONTACT: Company Contact:

Frank C. Steininger

Civeo Corporation

Senior Vice President, Chief Financial

Officer and Treasurer

713-510-2400